UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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KH Funding Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KH FUNDING COMPANY

10801 Lockwood Drive, Suite 370

Silver Spring, Maryland 20901

To All KH Funding Stockholders:

It is my pleasure to invite you to the 2005 Annual Meeting of Stockholders of KH Funding Company to be held on Monday, May 23, 2005 at 2:00 p.m., prevailing local time, at the Company’s headquarters located at 10801 Lockwood Drive, Suite 370, Silver Spring, Maryland 20901.

At the Annual Meeting, we will report on important activities and accomplishments of the Company and review the Company’s financial performance and business operations. You will have an opportunity to ask questions and gain an up-to-date perspective on your Company and its activities. You will also have an opportunity to meet your directors and other key executives of the Company.

As discussed in the enclosed Proxy Statement, the Annual Meeting will also be devoted to the election of a directors, approval of a new equity incentive plan and the ratification of the appointment of our independent accountants and consideration of any other business matters properly brought before the Annual Meeting. The Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, including the financial statements, is also enclosed.

Whether or not you plan to attend, and regardless of the number of KH Funding shares you own, it is important that your shares be represented at the Annual Meeting. I therefore urge you to complete, sign, date and return your proxy promptly in the enclosed envelope. Your return of a proxy in advance will not affect your right to vote in person at the Annual Meeting.

I hope that you will attend the 2005 Annual Meeting. The officers and directors of the Company look forward to seeing you at that time.

Very truly yours,

Robert L. Harris, President and Chief Executive Officer

KH FUNDING COMPANY

10801 Lockwood Drive, Suite 370

Silver Spring, Maryland 20901

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS OF KH FUNDING COMPANY

TO BE HELD ON MONDAY, MAY 23, 2005

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of stockholders of KH Funding Company (“KH Funding” or the “Company”) will be held at 2:00 p.m., prevailing local time, on Monday, May 23, 2005 at the Company’s offices located at 10801 Lockwood Drive, Suite 370, Silver Spring, Maryland 20901. The stockholders will consider and act upon the following proposals:

1.	Election of Directors. To elect seven directors for one-year terms, or until their respective successors are duly elected and qualified;

2.	Approve 2005 Equity Incentive Plan. To approve our 2005 Equity Incentive Plan;

3.	Ratification of Appointment of Independent Accountants. To consider a proposal to ratify the appointment of Stegman & Company as our independent accountants for 2005; and

4.	Other Business. To transact any other business properly presented for action at the Annual Meeting.

You are cordially invited to attend the Annual Meeting. Please carefully read the attached Proxy Statement for additional information regarding the matters to be considered and acted upon at the Annual Meeting.

The approximate date on which the attached Proxy Statement and proxy card or voting instruction form was first sent or given to Company stockholders is April 18, 2005.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. No postage need be affixed to the return envelope if mailed in the United States. If you attend the Annual Meeting, you may withdraw your proxy and vote in person by ballot.

By Order of the Board of Directors

Robert L. Harris

President and Chief Executive Officer

KH FUNDING COMPANY

PROXY STATEMENT

FOR

2005 ANNUAL MEETING OF THE STOCKHOLDERS

QUESTIONS AND ANSWERS ON VOTING PROCEDURES

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting and this Proxy Statement, including the election of directors, approval of 2005 Equity Incentive Plan and the ratification of the independent accountants. In addition, Company management will report on our most recent financial and operating results and respond to questions from stockholders.

Who is entitled to vote at the Annual Meeting, and how many votes do they have?

Only stockholders of record at the close of business on the record date, March 31, 2005 (the “Record Date”), or their duly appointed proxies, are entitled to receive notice of the Annual Meeting, attend the Annual Meeting, and vote the shares that they held on that date at the Annual Meeting or any postponement or adjournment of the Annual Meeting. At the close of business on the Record Date there were 2,505,556 shares of Common Stock issued, outstanding and entitled to vote. Each share has one vote. You may not cumulate votes in the election of directors.

When were the enclosed solicitation materials first given to stockholders?

The enclosed Annual Report and proxy card, together with this Notice of Annual Meeting and Proxy Statement, were first sent, or given, to stockholders on or about April 18, 2005.

What is a quorum of stockholders?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares on the Record Date will constitute a quorum. We must have a quorum to conduct the Annual Meeting. Proxies received but marked as abstentions and broker non-votes (defined below) will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of determining whether a quorum is present. Since there were 2,505,556 shares of Common Stock outstanding on March 31, 2005, the presence of holders of 1,252,779 shares shall constitute a quorum.

How are abstentions and broker non-votes treated?

The holders of a majority of the total shares issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied. The affirmative vote of a plurality of the total votes cast in person or by proxy at the meeting is required for the election of a director. Abstentions and broker non-votes are not counted in determining the number of votes cast for the director nominees. The affirmative vote of a majority of shares entitled to vote and represented in person or by proxy at the meeting is required for the approval of the 2005 Equity Incentive Plan and for ratification of the appointment of independent public accountants. Abstentions and broker non-votes have the effect of votes against such approval and appointment.

Therefore, abstentions will have no effect on Proposals 1, and will have the same effect as negative votes on Proposals 2 and 3. And, if a broker which is the record holder of shares indicates on a proxy form that it does not have discretionary authority to vote those shares on a Proposal, or if shares are voted in other circumstances in which proxy authority is defective or has been withheld on such Proposal, those non-voted shares will be counted as present for quorum purposes but as not voting on the Proposal. This will have no effect on Proposal 1, and will have the same effect as a negative vote on Proposals 2 and 3.

How many votes does it take to pass each matter?

If a quorum of stockholders is present at the Annual Meeting, the following vote is needed to approve or take the indicated action:

•	a plurality of all the votes cast to elect the director nominees;

•	a majority of all the votes cast to approve the proposal regarding 2005 Equity Incentive Plan; and

•	a majority of all the votes cast to approve the proposal regarding ratification of Stegman & Company as our independent accountants.

How do I vote?

You can vote on matters to come before the Annual Meeting in two ways: (i) you can attend the Annual Meeting and cast your vote in person; or (ii) you can vote by completing, dating and signing the enclosed proxy card and returning it to us or by the use of mail or facsimile. If you do so, you will authorize the individuals named on the proxy card, referred to as the proxy holders, to vote your shares according to your instructions or, if you provide no instructions, according to the recommendations of the Board of Directors.

What is a proxy?

A proxy is another person you authorize to vote on your behalf. We solicit proxies so that all common shares may be voted at the Annual Meeting even if the holders do not attend the Annual Meeting.

How will my proxy vote my shares?

If you properly sign and return your proxy card or voting instruction form your shares will be voted as you direct. If you sign and return your proxy card or voting instruction form but do not specify how you want your shares voted, they will be voted FOR the election of the nominee for Director as set forth under “Election of Director,” FOR the approval of the 2005 Equity Incentive Plan and FOR the ratification of the independent accountants. Also, you will give your proxies authority to vote, using their discretion, on any other business that properly comes before the Annual Meeting.

How do I vote using my proxy card?

There are three steps.

1.	Vote on each of the matters as follows:

•	Item 1. The name of the director to serve is listed on your proxy card. You have three options:

•	Option 1. To vote for all the director nominees, you check the box marked “FOR.”

•	Option 2. To vote for some of the directors and against the rest, you check the box marked “FOR” and then draw a line through the names of the directors that you want to vote against.

•	Option 3. To abstain from voting for all the directors (that is, not vote for or against all the directors), you check the box marked “WITHHOLD AUTHORITY.”

•	Items 2 and 3. Check the box “APPROVE,” or “DISAPPROVE,” or “ABSTAIN” (to cast no vote).

2.	Sign and date your proxy card. If you do not sign and date your proxy card, your votes cannot be counted.

3.	Mail your proxy card in the pre-addressed, postage-prepaid envelope.

4.	Check the box on your proxy card if you plan to attend the Annual Meeting.

Can I vote by proxy even if I plan to attend the Annual Meeting?

Yes. If you vote by proxy, you do not need to fill out a ballot at the Annual Meeting, unless you want to change your vote.

How do I change my vote?

You may change your vote at any time before the Annual Meeting by:

•	notifying the Corporate Secretary, in writing at 10801 Lockwood Drive, Suite 370, Silver Spring, Maryland 20901, that you are changing your vote; or

•	completing and sending in another proxy card or voting instruction form with a later date; or

•	attending the Annual Meeting and voting in person.

Who is soliciting my proxy, how is it being solicited, and who pays the cost?

KH Funding, on behalf of the Board of Directors, through its directors, officers and employees, is soliciting proxies primarily by mail. However, proxies may also be solicited in person, by telephone or facsimile. KH Funding pays the cost of soliciting proxies, if any.

MATTERS ON WHICH YOU ARE VOTING

Proposal No. 1 Election of Directors

The Board of Directors is elected at each annual meeting of stockholders for a one-year term. Robert L. Harris, Jin S. Kim, Jack H. Breskow, Dr. Mervyn Feldman, Solomon Kaspi, Alvin Shapiro and Jeremiah P. Connor have been nominated by the Board for election as directors at the Annual Meeting for terms of one year each, or until their respective successors are duly elected and qualified. Each of the nominees agrees to serve if elected. However, if for some reason one of them is unable to serve or for good cause will not serve, your proxies will vote for the election of another person nominated by the Board of Directors, unless the Board reduces the number of directors. Biographical information for the nominee and other information about him are presented beginning on page 5. The Board of Directors unanimously recommends a vote “FOR” each director nominee.

Proposal No. 2 Approve 2005 Equity Incentive Plan

This Proposal is to approve our 2005 Equity Incentive Plan. See Proposal No. 2 on page 12. The Board of Directors unanimously recommends a vote “FOR” this Proposal.

Proposal No. 3 Ratification of Stegman & Company as Independent Accountants for 2005

This Proposal is to ratify the appointment by the Board of Directors of Stegman & Company as our independent accountants for 2005. See Proposal No. 2 on page 17. The Board of Directors unanimously recommends a vote “FOR” this Proposal.

Other Business Matters

The Board of Directors is not aware of any other business for the Annual Meeting. However:

•	if the person named to serve as director is unable to serve or for good cause will not serve,

•	if any stockholder proposal which is not in this proxy statement or on the proxy card or voting instruction form pursuant to Rule 14a-8 or 14a-9 of the Securities Exchange Act of 1934 is presented for action at the Annual Meeting, or

•	if any matters concerning the conduct of the Annual Meeting are presented for action,

then stockholders present at the Annual Meeting may vote on such items. If you are represented by proxy, your proxies will vote your shares using their discretion.

PROPOSAL 1: ELECTION OF DIRECTORS

        YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH NOMINEE. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR EACH NOMINEE.

Our Bylaws provide that our Board of Directors will consist of such number of directors as may be designated from time to time by resolution of a majority of the entire Board of Directors. The Board of Directors has fixed the number of directors which are to be elected at the Annual Meeting at seven (7). Our Board is not divided into classes and directors are elected to one-year terms. Director candidates are nominated by the Board of Directors and current management has nominated the seven (7) individuals for election to the Board discussed below.

All nominees have consented to serve as directors. The Board of Directors has no reason to believe that any of the nominees will be unable to act as a director. However, if a nominee becomes unable to serve or if a vacancy should occur before election, the Board may either reduce its size or designate a substitute nominee. If a substitute nominee is named, the Board will vote the proxies held by it for the election of the substitute nominee.

Any vacancy that exists or occurs during the year may be filled by a majority vote of the Board of Directors without any further stockholder action. The vacancy may be filled for the remainder of the term, which is until the next annual meeting. There is no reason to believe that any nominees will be unable to serve if elected, and to the knowledge of management all nominees intend to serve the entire term for which election is sought.

Vote Required

If a quorum is present and voting and the seven nominees receive a plurality of all votes casted, they will be elected to the Board of Directors. Abstentions and broker non-votes will not be counted in determining the number of votes cast for the director nominees. If not otherwise specified, proxies will be vote FOR approval of the Proposal.

Director Nominees

The names of the nominees and certain information about them is set forth below:

Nominees	Term	Age	Director Since	Title
Robert L. Harris	2006	55	12/1990	President, CEO and Director
Jack H. Breskow	2006	75	01/1997	Director*
Jeremiah P. Connor	2006	65	05/2004	Director*
Dr. Mervyn Feldman	2006	70	01/1997	Director*
Solomon Kaspi	2006	37	05/2004	Director
Jin S. Kim	2006	56	12/1990	Director
Alvin Shapiro	2006	73	05/2004	Director*

* Asterisks denote individuals who we believe are “independent directors” as that term is defined by the listing standards of The American Stock Exchange.

Robert L. Harris was a founder of KH Funding Company in 1990 when he also began his service as Managing General Partner and then President. He has been the President, Chief Executive Officer and a director of KH Funding since its incorporation in 1994. Prior to founding KH Funding, Mr. Harris owned and operated businesses and managed commercial and corporate real estate for various firms in Maryland. He attended the Citadel Military College and Montgomery College.

Jack H. Breskow has served as a director of KH Funding Company since its incorporation in 1994. Mr. Breskow is an executive officer of Jack H. Breskow and Associates, Ltd., which provides business, estate and financial planning services to its clients. He is a Certified Life Underwriter and Accredited Estate Planner.

Jeremiah P. Connor has served as a director of KH Funding Company since 2004. Mr. Connor is currently a partner of Braunstein & Connor, CPAs, LLP. Mr. Connor is a Certified Public Accountant with over 35 years of accounting experience. Mr. Connor is a distinguished member of state and national CPA organizations. He graduated with a Bachelor of Commercial Science from Benjamin Franklin University.

Dr. Mervyn Feldman has served as a director of KH Funding Company since 1998. Dr. Feldman maintains an active medical practice specializing in podiatry. He attended Wilson Teachers College and the Pennsylvania College of Podiatric Medicine.

Solomon Kaspi has served as a director of KH Funding Company since 2004. Mr. Kaspi is a mortgage and finance professional, and has been since 1990. Mr. Kaspi graduated from the University of Maryland.

Jin S. Kim has served as a director of KH Funding Company since its incorporation in 1994. Ms. Kim was also a founder of KH Funding. Ms. Kim has owned and managed investment real estate since 1981. She is licensed as a real estate appraiser in Maryland.

Alvin Shapiro has served as a director of KH Funding Company since 2004. Mr. Shapiro is president of an actuarial firm which specializes in small business pension plans. Mr. Shapiro is a stockbroker, has his Series 6 license and has insurance industry designations of CLU and CHFC. Mr. Shapiro has a MBA from John Hopkins University and a Bachelors of Science in Finance from American College.

Committee of the Board

The Board of Directors has established one standing committee to assist it in carrying out its responsibilities, namely the Audit Committee. It is the Board’s plan to appoint both a Nominations Committee and a Compensation Committee in the near future. As of the Record Date the composition and other information regarding the Board’s committee was as follows:

Audit Committee:

Number of Members:	Two

Members:

Jeremiah Connor—Chairman and Alvin Shapiro

We believe that Messers. Connor and Shapiro are each an “independent director” as that term is defined by the listing standards of The American Stock Exchange. In addition, Messers. Connor and Shapiro are each an “audit committee financial expert” as that term is defined in Item 401 of Regulation S-B and by the listing standards of The American Stock Exchange.

Number of Meetings in 2004:	Two

Functions:

•     Recommends to the Board the independent accountants each year and approves the compensation and terms of their engagement

•     Examines the scope and extent of the audit conducted by the independent public accountants and to advise the Board with respect thereto

•     Reviews the recommendations of the independent public accountants with respect to accounting methods and internal controls, and to advise the Board with respect thereto

•     Reviews the annual audit report of our independent accountants and reports of examinations by our regulatory agencies

•     Performs such other functions and responsibilities as may be assigned by the Board

Charter	The Audit Committee operates pursuant to a charter that was adopted by the Board in March 2004.

Report of the Audit Committee

The role of the Audit Committee is to assist the Board of Directors in its oversight of KH Funding’s financial reporting process. We operate pursuant to a charter that was adopted by the Board on March 23, 2004. Management of KH Funding is responsible for the preparation, presentation and integrity of KH Funding’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing KH Funding’s financial statements in accordance with generally accepted auditing standards and expressing an opinion as to their conformity with generally accepted accounting principles. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

In the performance of our oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee relies without independent verification on the information provided to it and on the representations made by management and the independent accountants. The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as currently in effect, and has considered whether the provision of non-audit services by the independent auditors to KH Funding is compatible with maintaining the auditor’s independence and have discussed with the auditors the auditors’ independence.

Based upon the reports and discussions described in this report, the Committee recommended to the Board that the audited financial statements be included in KH Funding’s Annual Report on Form 10-KSB for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

This report is submitted on behalf of the Audit Committee.

Respectfully submitted,

Jeremiah P. Common, Chair

Alvin Shapiro

April [    ], 2005

The material in this proxy statement will not be deemed filed with the SEC or will be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filings.

Attendance by Directors at Meetings

Board of Director Meetings. During 2004, the Boards met five times, and each director attended 75% or more of the aggregate number of meetings of the Board and of the committee on which he or she served.

Annual Meetings. Attendance by our directors at Annual Meetings of our Stockholders gives directors an opportunity to meet, talk with and hear the concerns of Stockholders who attend those meetings, and it gives those Stockholders access to our directors that they may not have at any other time during the year. Our Board of Directors recognizes that directors have their own business interests and are not our full-time employees and that it is not always possible for them to attend Annual Meetings. However, our Board’s policy is that attendance by directors at our Annual Meetings is beneficial to us and to our Stockholders and that our directors are strongly encouraged to attend each Annual Meeting whenever possible. All of our current directors attended our last Annual Meeting which was held during May 2004.

Communications with Our Board

Our Board of Directors encourages our Stockholders to communicate with it regarding their concerns, complaints and other matters related to our business, and the Board has established a process by which you may send written communications to the Board or to one or more individual directors. You may address and mail your communications as follows:

KH Funding Company

Attention: Corporate Secretary

10801 Lockwood Drive, Suite 370

Silver Spring, Maryland 20901

You should indicate whether your communication is directed to the entire Board of Directors, to a particular committee of the Board or its Chairman, or to one or more individual directors. All communications will be reviewed by our Corporate Secretary and forwarded on to the intended recipients. Communications that involve specific complaints from a customer of the Bank relating to a deposit, loan or other financial relationship or transaction will be forwarded to the head of the department or division that is most closely associated with the subject of the complaint.

Executive Officers

Set forth below is information about each of KH Funding’s current executive officers.

Robert L. Harris, age 55, serves as our President and Chief Executive Officer and has been with KH Funding since its founding in 1990.

Louise B. Sehman, age 70, joined KH Funding Company in 1992. She currently serves as the Chief Financial Officer, Secretary and Treasurer of KH Funding.

Martin Angeli, age 41, joined KH Funding Company in 2003. He currently serves as the Vice President of Sales and Broker Dealer relationships. Mr. Angeli has been licensed since 1989 and has extensive experience as an NASD registered representative. He has previously held positions as Vice President at State Bond & Mortgage, Senior Vice President at Smith Barney and Vice President at Oppenheimer & Co. and Merrill Lynch. He attended Simon Bolivar and Metropolitan University in Caracas, Venezuela where he earned a Bachelor in Business Administration.

Ronald L. Nicholson, age 50, joined KH Funding Company in 1996. He currently serves as the Vice President of Accounts and Loan Administration.

James E. Parker, age 56, joined KH Funding Company in 1997. He currently serves as the Vice President of Investor Relations and Trust Services.

Significant Employees

During 2004 there were no employees essential to KH Funding’s activities.

Legal Proceedings

No officer or director was know to be involved in any legal proceeding involving bankruptcy, criminal activity, securities or banking issues, or commodities violations.

Certain Relationships and Related Transactions

The following are brief descriptions of transactions between us and any of our directors, executive officers or stockholders known to us to own beneficially more than 5% of our shares, or any member of the immediate family of any of those persons, or other entities in which such persons beneficially own more than 5%.

KH Funding had related party notes held by us and recorded as notes receivable on our balance sheet totaling $1,833,611 and $893,568 as of December 31, 2004 and 2003, respectively, and made by the following officers and stockholders: Robert L. Harris, Jin S. Kim, Ainslee H. Sadler, Richard J. Harris, Mervin Feldman and Citadel Financial Corp., a company controlled by Robert L. Harris.

KH Funding had related party notes made by us and recorded as notes payable on our balance sheet totaling $5,851,281 and $5,508,831 as of December 31, 2004 and December 31, 2003, respectively, that were held by officers, directors and stockholders of which $1,425,644 were held by officers, directors, and 5% or more stockholders identified as: Robert L. Harris, Jin S. Kim, Louise B. Sehman, Jack H. Breskow, Dr. Mervyn Feldman, Solomon Kaspi, James Parker and Nick Nicholson.

A loan receivable of $185,450, at an annual interest rate of 7%, is owed to us by Robert L. Harris. It is secured by 100,000 shares of his Common Stock of KH Funding which has a book value of approximately $67,680.

During fiscal 2000, in exchange for a lower interest rate KH Funding issued options to purchase 50,000 shares of Common Stock at $2.00 per share and with a five year expiration, in connection with the issuance of a note payable to a stockholder, Mr. Richard A. Allen.

We believe that each transaction with a related party was on terms as favorable as could have been obtained from an unrelated party. And, all future transactions between us and any of our directors, executive officers or stockholders known to us to own beneficially more than 5% of our shares, or any member of the immediate family of any of those persons, or other entities in which such persons beneficially own more than 5%, will be entered into on terms as least as favorable as could be obtained from unaffiliated independent third parties. Such determination shall be made by our independent directors.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities (the “Reporting Persons”), to file reports of ownership and changes in ownership of equity securities of the Company with the Securities and Exchange Commission (“SEC”). Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon a review of the reports furnished to the Company pursuant to Rule 16(a)-3 under the Exchange Act during its most recent fiscal year, the Company believes that all reports required by Section 16(a) of the Exchange Act of its directors and officers were filed as required and timely.

Executive Compensation

The following table sets forth the compensation earned during the fiscal years ended December 31, 2004, 2003, and 2002 by our Chief Executive Officer and each of our other executive officers whose combined salary and bonus exceeded $100,000 during those years. We may refer to these officers as our named executive officers elsewhere herein. Other than the Chief Executive Officer, no named executive officer earned a total annual salary and bonus in excess of $100,000 during the last three completed fiscal years, therefore, the following table sets forth the certain compensation paid by us, including salary, bonus and certain other compensation to our Chief Executive Officer for fiscal years ended December 31, 2004, 2003 and 2002.

SUMMARY COMPENSATION

					Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Other Annual Compensation ($) (e)	Restricted Stock Award (s) ($) (f)	Securities Underlying Options/ SARs (#) (g)	LTIP Payouts ($) (h)	All Other Compensation ($) (i)
Robert L. Harris, Chief Executive Officer and President	2004	118,000	0			150,000
	2003	125,020	3,692
	2002	127,926	1,230

The following table contains information concerning the grant of stock options approved by our Board of Directors to the named executive officers in the Summary Compensation table above during the fiscal year ended December 31, 2004.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
Robert L. Harris	150,000	93.0	$2.00	09/30/2009

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

The following table sets forth information with respect to the named executive officers in the Summary Compensation table above concerning the exercisability of options during the fiscal year ended December 31, 2004 and exercisable and unexercisable stock options held as of the end of fiscal year December 31, 2004. None of our named executive officers exercised options in the last fiscal year. The table below outlines the value, as of December 31, 2004, of options granted to our Chief Executive Officer to date that remain exercisable.

			Number of Securities Underlying Unexercised Options at FY-End (#)	Value of Unexercised In-the- Money Options at FY-End ($)
Name	Shares Acquired on Exercise	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Robert L. Harris	—	—	250,000/0	$500,000/0

Director Compensation

Directors received a maximum of either (i) $200 or (ii) an outright grant of 100 shares of the Company’s Common Stock, for each Board meeting attended. No additional fees are paid for attendance at any Committee meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTOS AND EXECUTIVE OFFICERS

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of March 15, 2005 for:

•	each person who we know owns beneficially more than 5% of our Common Stock,

•	each executive officer,

•	each of our directors, and

•	all of our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of Common Stock deemed outstanding includes shares issuable upon exercise of options held by the respective person or group which may be exercised within 60 days after March 15, 2005. Further, such beneficial ownership includes securities owned by or for the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power. The same shares may be beneficially owned by more than one person. Beneficial ownership may be disclaimed as to certain of the securities.

The percentages have been calculated by treating as outstanding for purposes of calculating the percentage ownership of a particular person, 2,505,556 shares of the Company’s Common Stock outstanding as of March 15, 2005 and all such shares issuable to such person in the event of the exercise of the person’s options, if any, exercisable at such date or within 60 days thereafter.

Our Common Stock is privately held and there is no public trading market for our Common Stock. All addresses for the executive officers and directors are KH Funding’s address at 10801 Lockwood Drive, Suite 370, Silver Spring, Maryland 20901.

Name and position	Number of Shares(1)		Percent of Class
Robert L. Harris, President, CEO and Director	715,000	(2)	25.9%
Jack H. Breskow, Director	37,500	(3)	1.5%
Jeremiah P. Connor, Director	0		0%
Dr. Mervyn Feldman, Director	95,778	(4)	3.8%
Solomon Kaspi, Director	500,000		20.0%
Jin S. Kim, Director	515,000		20.6%
Alvin Shapiro, Director	0		0%
All Directors and Executive Officers as a Group (7 persons)	1,863,278	(5)	67.6%

(1)	The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC. Accordingly, they may include securities owned by or for, among others, the spouse and/or minor children or the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after the date of this table. Beneficial ownership may be disclaimed as to certain of the securities.
(2)	Includes (i) 465,000 shares of Common Stock held directly (100,000 shares of which secure a loan receivable of $185,450 owed to KH Funding) and (ii) options to purchase 250,000 shares of Common Stock, which are exercisable currently or within 60 days of the table date.
(3)	Includes 37,500 shares of Common Stock held by his wife, Eufrosene Brewskow.
(4)	Includes 95,778 shares of Common Stock held with his wife, Harriet Feldman, as tenants by the entirety.
(5)	Includes options to purchase 250,000 shares of Common Stock, which are exercisable currently or within 60 days of the table date.

PROPOSAL TWO: APPROVE THE 2005 Equity Incentive Plan

On January 27, 2005, our Board of Directors adopted, subject to shareholder approval, the Company’s 2005 Equity Incentive Plan (the “2005 Plan”) that would replace the Company’s 1998 Stock Incentive Plan. The Company’s stockholders are now being asked to approve the adoption of the 2005 Plan. The 2005 Plan is intended to enable the Company to attract and retain the best available personnel for positions, to provide additional incentive to employees, directors and consultants and to promote the success of the Company’s business. The Board believes that the Company’s long term success is dependent upon the ability of the Company to attract and retain superior individuals who, by virtue of their ability and qualifications, make important contributions to the Company. If approved by the stockholders, a total of 1,000,000 shares of Common Stock of the Company will be initially reserved for issuance under the 2005 Plan, subject to adjustment only in the event of a stock split, stock dividend, or other similar change in the common stock or capital structure of the Company. Capitalized terms used in this Proposal No. 3 shall have the same meaning as in the 2005 Plan unless otherwise indicated.

As of the Record Date, no awards have been granted under the Plan, leaving 1,000,000 shares of Common Stock currently available for future issuance thereunder.

Vote Required

This Proposal will not be adopted unless it receives the affirmative vote of the holders of a majority of the votes cast on such Proposal. Abstentions and broker non-votes will not be counted as either for or against the Proposal. If not otherwise specified, proxies will be voted FOR approval of the Proposal.

Summary of the Plan

A general description of the principal terms of the 2005 Plan as proposed is set forth below. This description is qualified in its entirety by the terms of the 2005 Plan, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference.

Purpose. The purpose of the 2005 Plan is to provide the Company’s employees, directors and consultants, whose present and potential contributions are important to the success of the Company, an incentive, through ownership of the Company’s Common Stock, to continue in service to the Company, and to help the Company compete effectively with other enterprises for the services of qualified individuals.

Shares Reserved for Issuance under the 2005 Plan. If approved by the stockholders, a total of 1,000,000 shares of Common Stock will be initially reserved for issuance under the 2005 Plan, subject to adjustment only in the event of a stock split, stock dividend, or other similar change in the common stock or capital structure of the Company. The maximum number of shares with respect to which options may be granted to a participant during a fiscal year of the Company is 500,000 shares. In addition, in connection with a participant’s commencement of continuous service, a participant may be granted options for up to an additional 500,000 shares which shall not count against the limit set forth in the previous sentence. For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the maximum number of shares subject to such awards that may be granted to a participant during a fiscal year of the Company is 500,000 shares.

Administration. The 2005 Plan is administered, with respect to grants to employees, directors, officers, and consultants, by the Board or one or more committees designated by the Board (the “Administrator”). With respect to grants to officers and directors, the committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended and Section 162(m) of Code.

Terms and Conditions of Awards. The 2005 Plan provides for the grant of stock options, restricted stock and restricted stock units (collectively referred to as “awards”). Stock options granted under the 2005 Plan may be either incentive stock options under the provisions of Section 422 of the Code, or nonqualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to employees, directors and consultants. Under the 2005 Plan, awards may be granted to such employees, directors or consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

Subject to applicable laws, the Administrator has the authority, in its discretion, to select employees, directors and consultants to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares of the Company’s Common Stock or the amount of other consideration to be covered by each award (subject to the limitations set forth under the above section of this Proposal 2 “Shares Reserved for Issuance Under the 2005 Plan”), to approve award agreements for use under the 2005 Plan, to determine the terms and conditions of any award, to construe and interpret the terms of the 2005 Plan and awards granted and to take such other action not inconsistent with the terms of the 2005 Plan as the Administrator deems appropriate.

Each award granted under the 2005 Plan shall be designated in an award agreement. In the case of an option, the option shall be designated as either an incentive stock option or a nonqualified stock option. To the extent that the aggregate fair market value of shares of the Company’s Common Stock subject to options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options shall be treated as nonqualified stock options.

The term of any award granted under the 2005 Plan may not be for more than ten years (or five years in the case of incentive stock options granted to any participant who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company), excluding any period for which the participant has elected to defer the receipt of the shares or cash issuable pursuant to the award.

The 2005 Plan authorizes the Administrator to grant options at an exercise price not less than 100% of the fair market value of the common stock on the date the option is granted (or 110%, in the case of incentive stock options granted to any employee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company). In the case of a stock appreciation right, the base amount on which the stock appreciation is calculated shall be not less than 100% of the fair market value of the common stock on the date of grant. The exercise price is generally payable in cash, check, shares of common stock or with respect to options, payment through a broker-dealer sale and remittance procedure. The awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the award agreements to be issued under the 2005 Plan.

Termination of Service. An award may not be exercised after the termination date of such award as set forth in the award agreement. In the event a participant in the 2005 Plan terminates continuous service with the Company, an award, to the extent not previously exercised, terminate three months after the date of termination of service. Any award designated as an incentive stock option, to the extent not exercised within the time permitted by law for the exercise of incentive stock options following the termination of employment, shall convert automatically to a nonqualified stock option and thereafter shall be exercisable for a term of three months after the date of termination of service.

Transferability of Awards. Under the 2005 Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant only by the participant. Other awards shall be transferable only by will or by the laws of descent or distribution and to the extent provided in the award agreement. The 2005 Plan permits the designation of beneficiaries by holders of awards, including incentive stock options.

Section 162(M) of the Code. The maximum number of shares with respect to which options may be granted to a participant during a fiscal year of the Company is 500,000 shares. In addition, in connection with a participant’s commencement of continuous service, a participant may be granted options for up to an additional 500,000 shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately by the Administrator in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the common stock of the Company and its determination shall be final, binding and conclusive. Under Code Section 162(m) no deduction is allowed in any taxable year of the Company for compensation in excess of $1,000,000 paid to a Covered Employee. An exception to this rule applies to compensation that is paid pursuant to a stock incentive plan approved by stockholders and that specifies, among other things, the maximum number of shares with respect to which options may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options granted under such a plan and with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation, if any option or stock appreciation right is canceled, the canceled award shall continue to count against the maximum number of shares of Common Stock with respect to which an award may be granted to a participant. For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Code, the maximum number of shares subject to such awards that may be granted to a participant during a fiscal year of the Company is 500,000 shares. In order for restricted stock and restricted stock units to qualify as performance-based compensation, the Administrator must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which it relates and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard. The 2005 Plan contains a list of performance criteria that may be considered by the Administrator when granting performance-based awards.

Change In Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of common stock covered by outstanding awards, the number of shares of common stock that have been authorized for issuance under the 2005 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of common stock that may be granted subject to awards to any participant in a fiscal year, and the like, shall be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares of common stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting the common stock of the Company, (ii) any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company or (iii) as the Administrator may determine in its discretion, any other transaction with respect to common stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.

Certain Federal Tax Consequences

The following summary of the federal income tax consequences of 2005 Plan transactions is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss, state, local or non-U.S. tax consequences.

Nonqualified Stock Options. The grant of a nonqualified stock option under the 2005 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

Incentive Stock Options. The grant of an incentive stock option under the 2005 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. The Internal Revenue Service has issued proposed regulations that would subject participants to withholding at the time participants exercise an incentive stock option for Social Security and Medicare taxes (but not income tax) based upon the excess of the fair market value of the shares on the date of exercise over the exercise price. These proposed regulations, if adopted, would be effective only for the exercise of an incentive stock option that occurs two years after the regulations are issued in final form. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option — i.e., the difference between the fair market value of the shares at exercise and the exercise price — is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

Restricted Stock Bonus Grants. A restricted stock bonus grant will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock bonus grant may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock bonus grant is issued, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock bonus grant is issued.

Restricted Stock Purchase Grants. Recipients of restricted stock Purchase Grants generally should not recognize income until such Purchase Grants are converted into cash or shares of stock. Upon conversion, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such conversion. Participants who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the restricted stock Purchase Grants. Participants will recognize gain upon the disposition of any shares received upon conversion of the restricted stock Purchase Grants equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.

Potential Limitation on Our Deductions. Internal Revenue Code Section 162(m) denies a deduction to any publicly held corporation for compensation it pays to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. The possibility exists that compensation attributable to awards under the Plan, when combined with all other types of compensation a covered employee receives for the year from us, may cause this limitation to be exceeded in any particular year.

The tax rules disregard some kinds of compensation, including qualified “performance-based compensation” for purposes of the deduction limitation. Compensation attributable to options will qualify as performance-based compensation, provided that: (i) the Plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period; (ii) the stockholders approve that per-employee limitation; (iii) the option is granted by a compensation committee with voting members comprised solely of “outside directors”; and (iv) either the exercise price of the option is at least equal to the fair market value of the shares on the date of grant, or the option is granted (or exercisable) only upon the achievement (as certified by the compensation committee) of an objective performance goal established by the compensation committee while the outcome is substantially uncertain. We expect our options to qualify as performance-based compensation.

This Tax Consequences section summarizes the general principles of current federal income tax law applicable to the purchase of shares of Common Stock under the Plan. While we believe that the description accurately summarizes existing provisions of the Internal Revenue Code of 1986, as amended, and its legislative history and regulations, and the applicable administrative and judicial interpretations, these statements are only summaries, and the rules in question are quite detailed and complicated. Moreover, legislative, administrative, regulatory or judicial changes or interpretations may occur that would modify such statements. Individual financial situations may vary, and state and local tax consequences may be significant. Therefore, no one should act based on this description without consulting his own tax advisors concerning the tax consequences of purchasing shares under the Plan and the disposing of those shares. In addition, different rules may apply if the optionee is subject to foreign tax laws or pays the exercise price using shares he already owns.

PROPOSAL THREE: RATIFICATION OF STEGMAN & COMPANY AS INDEPENDENT ACCOUNTANTS FOR 2005

        YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.

Upon the recommendation of the Audit Committee, the Board of Directors has appointed Stegman & Company to serve as the Company’s independent accountants for its year ending December 31, 2005. The Board of Directors is seeking ratification of this appointment. A representative from Stegman & Company will be available at the Annual Meeting to answer your questions and make a statement if he or she desires.

Below is a breakdown of fees paid to Stegman & Company in 2004:

Audit Fees	Tax Fees	All Other Fees
$0.00	$0.00	$0.00

Relationship with Prior Independent Auditors

Upon the recommendation of the Audit Committee, effective November 29, 2004, the Board named Stegman & Company as its new independent public accountant, succeeding Grant Thornton LLP. The reports of Grant Thornton LLP on KH Funding’s financial statements for the past two fiscal years, or any year prior to that period, have not contained adverse opinions or disclaimers of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years, any subsequent interim period through the date of cessation of the relationship with Grant Thornton LLP or in any of the years prior to that period, (i) there have been no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to Grant Thornton LLP’s satisfaction, would have caused Grant Thornton LLP to make reference to the subject matter of the disagreement(s) in connection with its report for such year, and (ii) there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K. KH Funding will file an amended Form 8-K as required by Securities and Exchange Commission (“SEC”) rules on the effective date of cessation of the relationship with Grant Thornton LLP.

In connection with the filing of a Form 8-K reporting the appointment of Stegman & Company, Grant Thornton LLP was provided with a copy of the language appearing above under this caption “Relationship with Prior Independent Auditors” and replied in writing that it agreed with the above statements insofar as they relate to Grant Thornton LLP.

Below is a breakdown of fees paid to Grant Thornton LLP in 2004 and 2003:

	Audit Fees	Tax Fees	All Other Fees (1)
2004	$113,558	$27,267	$26,650
2003	$118,431	$4,679	$0.00

(1)	Fees related to IRS request in connection with Sub-S corporate status.

Vote Required

This Proposal will not be adopted unless it receives the affirmative vote of the holders of a majority of the votes cast on such Proposal. Abstentions and broker non-votes will not be counted as either for or against the Proposal. If not otherwise specified, proxies will be voted FOR approval of the Proposal.

PROPOSALS FOR 2005 ANNUAL MEETING

Any proposal subject to Rule 14a-8 which a Stockholder intends to be presented for action at our 2005 Annual Meeting must be received by us in writing at our office in Silver Spring, Maryland, no later than January 1, 2005, to be considered timely received for inclusion in the Proxy Statement and form of appointment of proxy that we will distribute in connection with that meeting. In order for a proposal to be included in our proxy materials for a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value of shares of our common stock entitled to be voted on that proposal at the meeting and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the Stockholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the Securities and Exchange Commission.

Written notice of a Stockholder proposal submitted outside Rule 14a-8 intended to be presented at our 2005 Annual Meeting, but which is not intended to be included in our Proxy Statement and form of appointment of proxy, must be received by us at our main office in Silver Spring, Maryland, no later than March 1, 2005, in order for that proposal to be considered “timely” within the meaning of Rule 14a-4(c) for purposes of the Proxies’ discretionary authority to vote on other matters presented for action by Stockholders at that meeting.

ADDITIONAL INFORMATION

Annual Report on Form 10-KSB

We are subject to the reporting requirements of the Securities Exchange Act of 1934 and we file reports and other information, including proxy statements, annual reports and quarterly reports, with the Securities and Exchange Commission. After our reports have been filed with the Commission, you may obtain copies free of charge through our Internet website (www.khfunding.com).

A copy of our 2004 Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission accompanies this Proxy Statement.

Appendix A

KH FUNDING COMPANY

2005 Equity Incentive Plan

Section 1. Purpose of the Plan.

This stock option plan (the “Plan”) is intended to provide incentives:

(a) to the officers and other employees of KH Funding Company (the “Company”), or any present or future parent or subsidiary of the Company (“Affiliate”) by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) (“ISO” or “ISOs”);

(b) to officers, employees, directors, and consultants of the Company and any present or future subsidiaries by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs (“Non-Qualified Option” or “Non-Qualified Options,” collectively with ISO or ISOs, “Options”); and

(c) to officers, employees, directors, and consultants of the Company and any present or future Affiliates by providing them with either stock bonus grants and/or restricted stock purchase grants for Company Common Stock (collectively, “Stock Grants”).

(d) As used herein, the term “Award” means any Option or Stock Grant hereunder. The terms “parent” and “subsidiary” mean “parent corporation” and “subsidiary corporation,” respectively, as those terms are defined in Section 424 of the Code and the Treasury Regulations promulgated thereunder (the “Regulations”).

Section 2. Common Stock Subject to the Plan.

(a) The total number of shares of the authorized but unissued shares of the common stock, $.01 par value, of the Company (“Common Stock”) for which Awards may be granted under the Plan shall not exceed One Million (1,000,000) shares, subject to adjustment as provided in Section 13 hereof.

(b) If an Award granted hereunder shall expire, be cancelled or otherwise terminate for any reason without having been exercised in full, the un-purchased shares subject thereto shall again be available for subsequent grants under the Plan.

(c) Common Stock issuable pursuant to an Award granted under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Board of Directors of the Company (the “Board”) (discussed below in Section 3).

Section 3. Administration of the Plan.

(a) General. The Plan shall be administered by the Board. However, the Board may from time to time appoint a committee to make recommendations concerning operation of the Plan or the granting of Awards. The Board may hold a special meeting to take actions concerning the Plan, or it may take actions concerning the Plan at a regular meeting.

(b) Powers of the Board. Subject to the provisions of the Plan, the Board shall have sole authority, in its absolute discretion:

(i) determine the employees of the Company and its subsidiaries to whom ISOs may be granted, and to determine to whom Non-Qualified Options may be granted;

(ii) determine the time or times at which Awards may be granted;

(iii) determine the Award price of shares subject to each Award which price shall not be less than the minimum price specified in Section 6;

(iv) determine whether each Award granted shall be an ISO, a Non-Qualified Option or a Stock Grant;

(v) determine (subject to Section 9) the time or times when each Option shall become exercisable and the duration of the exercise period; and

(vi) determine whether restrictions such as repurchase Awards are to be imposed on shares subject to Awards and the nature of such restrictions.

(vii) to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c) Board Determinations. All determinations, interpretation and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

Section 4. Eligibility.

(a) Options designated as ISOs may be granted only to employees and others who may eligible under the Code (including officers who are employees) of the Company or an Affiliate. Non-Qualified Options may be granted to any officer, employee, or consultant of the Company or an Affiliate.

(b) In determining the eligibility of an individual to be granted an Award, as well as in determining the number of shares to be optioned to any person, the Board shall take into account the position and responsibilities of the person being considered, the nature and value to the Company or an Affiliate of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or an Affiliate, and such other factors as the Board may deem relevant.

(c) No Option designated as an ISO shall be granted to any employee of the Company or an Affiliate if such employee owns, immediately prior to the grant of an Option, stock representing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless the purchase price for the stock under such Option shall be at least 110% of its fair market value at the time such Option is granted and the Option, by its terms, shall not be exercisable more than five (5) years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling. In determining the fair market value under this paragraph, the provisions of Section 6 hereof shall apply.

(d) The maximum number of shares of Common Stock with respect to which an Option may be granted to any employee in any taxable year of the Company shall not exceed Five Hundred Thousand (500,000) shares, taking into account shares subject to options granted and terminated, or repriced, during such taxable year, subject to adjustment as provided in Section 13 hereof.

Section 5. Option Agreement.

(a) Each Option shall be evidenced by an option agreement (the “Option Agreement”) duly executed on behalf of the Company and by the optionee to whom such Option is granted, which Option Agreement shall comply with and be subject to the terms and conditions of the Plan.

(b) The Option Agreement may contain such other terms, provisions and conditions which are not inconsistent with the Plan as may be determined by the Board, provided that Options designated as ISOs shall meet all of the conditions for ISOs as defined in Section 422 of the Code. The date of grant of an Option shall be as determined by the Board. More than one Option may be granted to an individual.

2005 Equity Incentive Plan

Section 6. Option Price.

(a) Non-Qualified Options. The Option price or prices of shares of the Company’s Common Stock for Options designated as Non-Qualified Options shall be as determined by the Board, but in no event shall the Option price be less than eighty-five percent (85%) of the fair market value of such Common Stock at the time the Option is granted as determined by the Board in accordance with the laws of the State of Maryland or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

(b) ISOs. The Option price or prices of shares of the Company’s Common Stock for ISOs shall be the fair market value of such Common Stock at the time the Option is granted as determined by the Board in accordance with the Regulations promulgated under Section 422 of the Code as follows:

(i) If such shares are then listed on any national securities exchange, the fair market value shall be the mean between the high and low sales prices, if any, on such exchange on the date of the grant of the Option.

(ii) If the shares are traded on the NASDAQ, the fair market value of such shares shall be the mean between the high and low sales prices, if any, as reported in the NASDAQ for the date of the grant of the Option.

(iii) If the shares are not then either listed on any exchange or quoted in the NASDAQ, the fair market value shall be the average of the “Bid” and “Ask” prices, if any, as reported in the National Daily Quotation Service for the date of the grant of the Option. If no sales occurred on the date of the grant, market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices or Bid/Ask prices as appropriate on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2.

(c) If the fair market value cannot be determined under the preceding methods, it shall be determined in good faith by the Board.

Section 7. Option Manner of Payment; Option Manner of Exercise.

(a) Options granted under the Plan may provide for the payment of the exercise price by delivery of:

(i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such Options,

(ii) shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the Options being exercised,

(iii) any combination of (i) and (ii), provided, however, that payment of the exercise price by delivery of shares of Common Stock of the Company owned by such optionee may be made only under such circumstances and on such terms as may from time to time be established by the Board and only if provided for in the Option Agreement. The fair market value of any shares of the Company’s Common Stock which may be delivered upon exercise of an Option shall be determined by the Board in accordance with Section 6 hereof. Payment may also be made by delivery of a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price if provided for in the Agreement. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms,

(iv) in consideration received by the Company under a formal cashless exercise program maintained with an outside broker adopted by the Board in connection with the Plan, or

(v) by any other means approved by the Board.

(b) To the extent that the right to purchase shares under an Option has accrued and is in effect, Options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or

2005 Equity Incentive Plan

persons exercising the Option, to the Company, stating the number of shares with respect to which the Option is being exercised, accompanied by payment in full for such shares as provided in subparagraph (a) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the person or persons exercising the Option at such time, during ordinary business hours, after ten business days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the Option.

Section 8. Exercise of Options.

Subject to the provisions of Sections 9 through 11 and 13, each Option granted under the Plan shall be exercisable as follows:

(a) Vesting. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Board may specify;

(b) Full Vesting of Installments. Once an installment becomes exercisable it shall remain exercisable until expiration of the Option, unless otherwise specified by the Board;

(c) Partial Exercise. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable; and

(d) Acceleration of Vesting. The Board shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Board shall not, without the consent of an optionee, accelerate the exercise date of any installment of any Option granted to any employee as an ISO if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code. The Board, in its sole discretion, shall have the right to provide in any Agreement for the acceleration of the date of exercise of any installment of any Option granted hereunder upon the occurrence of any event or circumstance as the Board shall determine.

Section 9. Term of Options’ Exercisability.

(a) Term. Each Option shall expire not more than ten (10) years from the date of the granting thereof but shall be subject to earlier termination as may be provided in any Agreement evidencing an Option granted hereunder.

(b) Exercisability. Subject to the provisions of Section 10 below, an Option granted to an employee optionee who ceases to be an employee of the Company or one of its subsidiaries shall be exercisable only to the extent that the right to purchase shares under such Option has accrued and is in effect on the date such optionee ceases to be an employee of the Company or one of its subsidiaries.

Section 10. Employee’s Post-Termination Exercise of Options

(a) An Option will, to the extent not previously exercised by an employee optionee, terminate three (3) months after the date on which optionee’s employment by the Company or an Affiliate is terminated (whether such termination be voluntary or involuntary) other than by reason of disability (as defined in Section 22(e)(3) of the Code, and the Regulations thereunder), Cause (as defined below) or death. In the event of termination of employment due to disability or death, the Option will terminate one (1) year from the date of termination of employment due to disability or death. In the event of termination of employment due to Cause, the Option will terminate immediately and automatically upon such termination. After the date optionee’s employment is terminated, as aforesaid, optionee may exercise this Option only for the number of shares which optionee had a right to purchase and did not purchase on the date optionee’s employment terminated. If optionee is employed by an Affiliate, optionee’s employment shall be deemed to have terminated on the date optionee’s employer ceases

2005 Equity Incentive Plan

to be an Affiliate of the Company, unless optionee is on that date transferred to the Company or another Affiliate. Optionee’s employment shall not be deemed to have terminated if optionee is transferred from the Company to an Affiliate, or vice versa, or from one Affiliate to another Affiliate. “Cause” means, in the absence of an employment, consulting or other agreement otherwise defining Cause and applicable to a particular optionee: (i) incompetence, fraud, personal dishonesty, embezzlement or acts of gross negligence or gross misconduct on the part of optionee in the course of his or her employment or services, (ii) an optionee’s engagement in conduct that is materially injurious to the Company or an Affiliate, (iii) an optionee’s conviction by a court of competent jurisdiction of, or pleading “guilty” or “no contest” to, (x) a felony, or (y) any other criminal charge (other than minor traffic violations) which could reasonably be expected to have a material adverse impact on the Company’s or an Affiliate’s reputation or business; or (iv) willful failure by an optionee to follow the lawful directions of a superior officer or the Board.

(b) If optionee dies while employed by the Company or an Affiliate, optionee’s executor or administrator, as the case may be, may, at any time within one (1) year after the date of optionee’s death, exercise the Option as to any shares which optionee had a right to purchase and did not purchase during optionee’s lifetime. If optionee’s employment with the Company or an Affiliate is terminated by reason of optionee’s becoming disabled (within the meaning of Section 22(e)(3) of the Code and the Regulations thereunder), optionee or optionee’s legal guardian or custodian may at any time within one (1) year after the date of such termination, exercise the Option as to any shares which optionee had a right to purchase and did not purchase prior to such termination. Optionee’s executor, administrator, guardian or custodian must present proof of his or her authority satisfactory to the Company prior to being allowed to exercise this Option.

Section 11. Transferability of Options.

(a) An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the optionee only by the optionee. Notwithstanding the foregoing, the optionee may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the Option.

(b) Notwithstanding the foregoing, a Nonqualified Stock Option shall be transferable to the extent provided in the Option Agreement.

Section 12. Provisions of Stock Grants.

(a) Stock Bonus Grants. Each stock bonus grant shall be evidence by a stock bonus agreement (“Stock Bonus Agreement”) duly executed on behalf of the Company and by the grantee, which Stock Bonus Agreement shall comply with and be subject to the terms and conditions of the Plan. The Stock Bonus Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Bonus Agreements may change from time to time, and the terms and conditions of separate Stock Bonus Agreements need not be identical, but each Stock Bonus Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii) Vesting. Shares of Common Stock awarded under the Stock Bonus Agreement may, but need not, be subject to a share repurchase option or other restrictions in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Stock Bonus Holder’s Employment. In the event a stock bonus grantee’s employment or other service with the Company terminates, the Company may reacquire any or all of the shares of Common Stock held by the stock bonus grantee which have not vested as of the date of termination under the terms of the Stock Bonus Agreement.

2005 Equity Incentive Plan

(iv) Transferability. Rights to acquire shares of Common Stock under the Stock Bonus Agreement shall be transferable by the stock bonus grantee only upon such terms and conditions as are set forth in the Stock Bonus Agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Stock Bonus Agreement remains subject to the terms of the Stock Bonus Agreement.

(b) Restricted Stock Purchase Grants. Each restricted stock purchase grant shall be evidence by a restricted stock purchase agreement (“Restricted Stock Purchase Agreement”) duly executed on behalf of the Company and by the grantee, which Restricted Stock Purchase Agreement shall comply with and be subject to the terms and conditions of the Plan. The Restricted Stock Purchase Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the Restricted Stock Purchase Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Purchase Agreements need not be identical, but each Restricted Stock Purchase Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price. Subject to the provisions of Section 4(c) regarding 10% shareholders, the purchase price under each Restricted Stock Purchase Agreement shall be such amount as the Board shall determine and designate in such Restricted Stock Purchase Agreement. In no event, shall the purchase price shall be less than eighty-five percent (85%) of the Common Stock’s fair market value on the date such grant is made or at the time the purchase is consummated.

(ii) Consideration. The purchase price of Common Stock acquired pursuant to the Restricted Stock Purchase Agreement shall be paid either: (A) in cash at the time of purchase; (B) at the discretion of the Board, according to a deferred payment or other similar arrangement with the restricted stock purchase grantee; or (C) in any other form of legal consideration that may be acceptable to the Board in its discretion.

(iii) Vesting. Shares of Common Stock acquired under the Restricted Stock Purchase Agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv) Termination of Restricted Stock Purchase Grantee’s Service. In the event a restricted stock purchase grantee’s employment or other service with the Company terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the restricted stock purchase grantee which have not vested as of the date of termination under the terms of the Restricted Stock Purchase Agreement.

(v) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Purchase Agreement shall be transferable by the restricted stock purchase grantee only upon such terms and conditions as are set forth in the Restricted Stock Purchase Agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Purchase Agreement remains subject to the terms of the Restricted Stock Purchase Agreement.

Section 13. Adjustments.

(a) Upon the occurrence of any of the following events, an Award holder’s rights with respect to Awards granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the Award holder and the Company relating to such Award:

(i) Common Stock Dividends and Common Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend; and

2005 Equity Incentive Plan

(ii) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (except as otherwise provided in any Option Agreement) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities the optionee would have received if the optionee had exercised the Option prior to such recapitalization or reorganization.

(iii) Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs (i) or (ii) with respect to ISOs shall be made only after the Board, after consulting with counsel for the Company, determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Board determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

(iv) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Board.

(v) Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

(vi) Fractional Shares. No fractional share shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

(vii) Adjustments. Upon the happening of any of the events described in subparagraphs (i) or (ii) above, the class and aggregate number of shares set forth in Section 2 and Section 4 hereof that are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Board or Successor Board shall determine the specific adjustments to be made under this Section 13 and, subject to Section 3, its determination shall be conclusive.

(b) If any person or entity owning restricted Common Stock obtained by exercise of an Option made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs (i) or (ii) above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Board or the Successor Board.

Section 14. No Special Employment Rights.

Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Award holder any right with respect to the continuation of his employment by the Company or an Affiliate or interfere in any way with the right of the Company or an Affiliate, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Award holder from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Board at the time.

Section 15. Withholding Tax.

The Company’s obligation to deliver shares upon the exercise of any Award granted under the Plan shall be subject to the Award holder’s satisfaction of all applicable Federal, state and local income, excise, employment

2005 Equity Incentive Plan

and any other tax withholding requirements. The Company and employee may agree to withhold shares of Common Stock purchased upon exercise of an Award to satisfy the above-mentioned withholding requirements. The Board shall also have the right to require that shares be withheld from delivery to satisfy such condition.

Section 16. Restrictions on Issue of Shares.

(a) Notwithstanding the provisions of Section 7, the Company may delay the issuance of shares covered by an Award and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

(i) The shares with respect to which such Award has been granted are at the time of the issue of such shares effectively registered or qualified under applicable Federal and state securities acts now in force or as hereafter amended; or

(ii) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration under applicable Federal and state securities acts now in force or as hereafter amended.

(b) It is intended that all Awards shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any Award may be granted, except as otherwise agreed to by the Company in writing.

Section 17. Purchase For Investment; Rights of Holder on Subsequent Registration.

(a) Unless the shares to be issued in connection with any Award granted under the Plan have been effectively registered or are exempt from registration under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any Award unless the Award holder shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such Award for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued.

(b) In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the Securities Act of 1933 or other applicable statutes any shares with respect to which an Award shall have been granted, or to qualify any such shares for exemption from the Securities Act of 1933 or other applicable statutes, then the Company may take such action and may require from each optionee such information in writing for use in any registration statement, supplementary registration statement, prospectus, or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors and controlling persons from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

Section 18. Modification of Outstanding Awards.

The Board may authorize the amendment of any outstanding Award with the consent of the optionee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of this Plan.

2005 Equity Incentive Plan

Section 19. Approval of Stockholders.

The Plan shall be subject to approval by the vote of stockholders holding at least a majority of the voting stock of the Company present, or represented, and entitled to vote at a duly held stockholders’ meeting, or by written consent of stockholders holding at least a majority of the voting stock of the Company, within twelve (12) months after the adoption of the Plan by the Board and shall take effect as of the date of adoption by the Board upon such approval. The Board may grant Awards under the Plan prior to such approval, but any such Award shall become effective as of the date of grant only upon such approval and, accordingly, no such Option may be exercisable prior to such approval.

Section 20. Termination and Amendment.

(a) Unless sooner terminated as herein provided, the Plan shall terminate ten (10) years from the date upon which the Plan was duly adopted by the Board of the Company. The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that except as provided in this Section 21, the Board may not, without the approval of the stockholders of the Company obtained in the manner stated in Section 20, increase the maximum number of shares for which Awards may be granted or change the designation of the class of persons eligible to receive Awards under the Plan, or make any other change in the Plan which requires stockholder approval under applicable law or regulations or any applicable rule or regulation of any stock exchange or over-the-counter market on which the Company’s Common Stock is then listed. The Board may grant Awards under the Plan prior to such approval, but any such Award shall become effective as of the date of grant only upon such approval and, accordingly, no such Award may be exercisable prior to such approval.

(b) The Board may terminate, amend or modify any outstanding Award without the consent of the Award holder, provided, however, that, except as provided in Section 13, without the consent of the optionee, the Board shall not change the number of shares subject to an Award, nor the exercise price thereof, nor extend the term of such Award.

Section 21. Reservation of Common Stock.

The Company shall at all times during the term of the Plan reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of the Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

Section 22. Limitation of Rights in the Award Shares.

An optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Awards except to the extent that the Award shall have been exercised with respect thereto and, in addition, a certificate shall have been issued theretofore and delivered to the optionee.

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2005 Equity Incentive Plan

Plan Adopted by the Board on January 27, 2005

2005 Equity Incentive Plan

KH FUNDING COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy is being solicited by the Board of Directors of KH Funding Company (the “Company”). The undersigned hereby appoint(s) each of Robert L. Harris and Louise B. Sehman (the “Proxy Committee”), or either of them as proxies, with full power of substitution, to attend the Annual Meeting of Stockholders of KH Funding Company to be held at the Company’s headquarters located at 10801 Lockwood Drive, Suite 370, Silver Spring, Maryland, and any adjournment or postponement thereof (the “Annual Meeting”), and to vote all shares of Common Stock of the Company held of record by the undersigned on March 31, 2005 (the “Shares”), upon any and all matters that may properly come before the Annual Meeting.

IF THIS PROXY CONTAINS NO SPECIFIC VOTING INSTRUCTIONS, MY (OUR) SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS

This proxy authorize(s) the Proxy Committee to vote at their discretion on any other matter that may properly come before the Annual Meeting. The Proxy Committee may appoint one or more substitute proxy agent(s) to exercise the authority granted to it by this proxy and the undersigned hereby approves such appointment. The terms of this proxy shall be binding upon the successors and assigns of the undersigned stockholder or any transferee of any Shares to which it relates at anytime. By executing this proxy, the undersigned expressly consents to and authorizes the execution and delivery of this proxy by facsimile transmission or other comparable means.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of the Company nominated director.

1.	Election of the below seven directors of the Company for one-year terms or until their successors are duly elected and qualified.

☐ FOR all nominees listed below (except as indicated otherwise on the line below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees:	Robert L. Harris, Jin S. Kim, Jack H. Breskow, Dr. Mervyn Feldman, Solomon Kaspi, Alvin Shapiro and Jeremiah P. Connor
Instructions:	To withhold authority to vote for any individual nominee(s), write the nominee’s name(s) on the line below.

2.	Approve the 2004 Equity Incentive Place to replace the Company’s 1998 Stock Incentive Plan. (The Board of Directors unanimously recommends a vote FOR approval.)

APPROVE	DISAPPROVE	ABSTAIN
☐	☐	☐

3.	Ratify Stegman & Company as the Company’s independent accountants for the fiscal year ending December 31, 2005. (The Board of Directors unanimously recommends a vote FOR approval.)

APPROVE	DISAPPROVE	ABSTAIN
☐	☐	☐

SIGNATURE(S):	DATED:

,2005
,2005

NOTE:     Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said Annual Meeting or any adjournments thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE ANNUAL MEETING IN THE ENCLOSED ENVELOPE.

☐	I plan to attend the Annual Meeting.